EXHIBIT 10.19

[United National Bank letterhead]

March 18, 2004

Mr. Steve Gillings, Chief Financial Officer

I/OMagic Corporation

4 Marconi

Irvine, CA 92618

Re: Approval for Waiver for a Financial Covenant by United National Bank

Dear Mr. Gillings,

As indicated on Business Loan Agreement, one of the financial covenants required by United National Bank is that Borrower has to be profitable for twelve months ended 12/31/03. Based on the financial statement as of 12/31/2003 provided by I/OMagic Corporation, your company has complied with all financial covenants except for the profitability covenant listed as follows:

	Requirement By Bank	Year End 12/31/03	Compliance
1) Tangible net worth	No lower than $10.5MM	$11.6MM	Yes

2) Debt to Net Worth ratio	Not to exceed 2.0X	1.45X	Yes

3) Current ratio	No lower than 1.25X	1.46X	Yes

4) Quick ratio	No lower than 1.0X	1.04X	Yes

5) Borrower has to be profitable in FYE 12/31/2003	Yes	No	No

Net loss is $265M in FYE 12/31/03.

Therefore, effective as of 12/31/2003, United National Bank’s Loan Committee has amended the financial covenant requiring profitability at 12/31/2003, as indicated on item # 5) of the above table, to read as follows, “Borrower has to be profitable for twelve months ended 12/31/2004”. With this amendment to the Business Loan Agreement effective as of 12/31/2003, I/OMagic Corporation is not in violation of the financial covenants in FYE 12/31/2003. Next covenant test on the requirement of the company’s profitability will be conducted at year end 2004.

Should you have any questions, please feel free to call the undersigned at (626)281-5982.

Sincerely,

/s/ Paul Liaw

Paul Liaw Vice President & Manager International Department United National Bank

Acknowledged by I/OMagic Corporation:

/s/ Tony Shahbaz	3/26/04
Tony Shahbaz President & CEO	Date

/s/ Steve Gillings	3/26/04
Steve Gillings CFO	Date

CC:	Donald Volkman, Senior Vice President & Loan Administrator

Loan Administration Department